                                                                    EXHIBIT 10.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                             SECURED PROMISSORY NOTE

Date: May 31, 2005                                                 $1,750,000.00

            FOR VALUE RECEIVED, REMOTE DYNAMICS, INC., a corporation organized under the laws of the State of Delaware (hereinafter called the "BORROWER" or the "CORPORATION"), hereby promises to pay to the order of SDS CAPITAL GROUP SPC, LTD., or registered assigns (individually, the "HOLDER", and collectively with the holders of any and all other notes of same like and tenor, the "HOLDERS"), the sum of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) on September 30, 2005 (the "SCHEDULED MATURITY DATE"), and to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) per annum; provided, however, that the Scheduled Maturity Date shall be extended in the event that the SEC elects to review the preliminary proxy statement relating to obtaining Stockholder Approval (as described in Article V hereof) by the number of days, not exceeding 60, between the tenth calendar day after filing such preliminary proxy statement and the date of filing of the definitive proxy statement with the SEC. The principal amount hereof, together with all accrued and unpaid interest thereon, shall be due and payable on the Scheduled Maturity Date. Interest shall accrue on the unpaid principal balance hereof from the date hereof (the "ISSUE DATE") until the same becomes due and payable, whether at maturity, or upon prepayment, repayment, or otherwise. Interest shall be calculated based on a 365-day year and shall be payable in arrears. All payments of principal and interest shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America. All payments shall be made at such address as the Holder shall have given or shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.

      The term "NOTE" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented. The obligations of the Borrower under this Note are secured as provided in a Security Agreement, dated as of the date hereof, by the Borrower in favor of SDS Capital Group SPC, Ltd., (the "SECURITY AGREEMENT"). This Note, the Security Agreement, and the related Registration Rights Agreement, dated as of the date hereof, between the Holder and the Borrower (the "REGISTRATION RIGHTS AGREEMENT") are collectively referred to herein as the "NOTE TRANSACTION DOCUMENTS."

                                   ARTICLE I

                                   PREPAYMENT

      A. Mandatory Prepayment. Upon the occurrence of an Event of Default (as defined below), this Note shall be prepaid by the Borrower in accordance with the provisions of Article VI hereof.

      B. Prepayment at Borrower's Option. This Note may not be prepaid at the option of Borrower without the prior written consent of the Holder.

                                   ARTICLE II

                               CERTAIN DEFINITIONS

      The following terms shall have the following meanings:

      "COMMON STOCK" means the shares of common stock, $.01 par value per share, of the Borrower.

      "EXCHANGE DATE" and "EXCHANGE TRIGGER DATE" mean the date on which Stockholder Approval (as defined in Article V) is obtained.

      "SERIES B CERTIFICATE OF DESIGNATIONS" means the Corporation's Certificate of Designation, Preferences and Rights of Series B Preferred Stock, as in effect from time to time.

      "SERIES B PREFERRED STOCK" means shares of the Corporation's Series B Convertible Preferred Stock.

      "SERIES C-1 WARRANT" means a warrant to acquire shares of Common Stock substantially in the form of the warrant attached hereto as Exhibit A.

      "SERIES C-2 WARRANT" means a warrant to acquire shares of Common Stock substantially in the form of the warrant attached hereto as Exhibit B.

      "WARRANTS" means the Series C-1 Warrants and Series C-2 Warrants issuable upon exchange of this Note as described in Article IV.

                                  ARTICLE III

                             [INTENTIONALLY OMITTED]

                                   ARTICLE IV

                               MANDATORY EXCHANGE

      A.    Automatic Exchange. If Stockholder Approval (as defined in Article
V) is obtained on or prior to the Scheduled Maturity Date, then the Note shall be automatically exchanged for a Series C-1 Warrant and a Series C-2 Warrant to purchase such number of shares of Common Stock as are determined in accordance with the formula set forth in Article IV.B, and (ii) all accrued and unpaid interest shall immediately become due and payable. The Corporation shall provide immediate written notice to the holder upon obtaining Stockholder Approval and the Corporation and the Holder shall follow the applicable exchange procedures set forth in Article IV.C.

      B. Exchange Formula. The number and kind of warrants issuable upon exchange of the Note shall be determined as follows:

            Series C-1 Warrants. In exchange for the Note, the Borrower shall issue to the Holder the Series C-1 Warrant.

            Series C-2 Warrants. The Borrower shall also issue to the Holder the C-2 Warrant.

      C. Mechanics of Exchange. Following receipt by the Holder of written notice of the Stockholder Approval, the Holder shall surrender or cause to be surrendered this Note, duly endorsed, as soon as practicable thereafter to the Corporation or the transfer agent. Upon receipt by the Corporation of a facsimile copy of this Note from the Holder, the Corporation shall immediately send, via facsimile, a confirmation to the Holder stating that this Note has been received, the date upon which the Corporation expects to deliver the Series C-1 Warrants and the Series C-2 Warrants (the "WARRANTS") issuable upon such exchange and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue Warrants upon an exchange unless either this Note is delivered to the Corporation or the transfer agent as provided above, or the Holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by
Article IX.H hereof.

            (i) Delivery of Warrants Upon Exchange. Upon the surrender of this Note pursuant to paragraph C above, the Corporation shall, no later than the later of (a) the second business day following the Exchange Trigger Date and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to
Article IX.H), issue and deliver to the holder or its nominee the number of Warrants issuable upon exchange of the Note.

            (ii) Taxes. The Corporation shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of the Warrants.

                                    ARTICLE V

                      CERTAIN AGREEMENTS OF THE CORPORATION

      A.    [Intentionally omitted].

      B. Reservation of Shares. Until the Scheduled Maturity Date or earlier cancellation of this Note, the Corporation shall at all times have authorized, and reserved for issuance as contemplated by this Note, a sufficient number of shares of Common Stock to provide for the exercise in full of the Warrants.

      C.    [Intentionally omitted].

      D. Certain Actions Prohibited. The Corporation shall not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may reasonably be requested by the holder of this Note in order to protect the economic benefit inuring to the holder hereof and the exchange privileges of the holder of this Note against impairment, consistent with the tenor and purpose of this Note.

      E. Successors and Assigns. This Note shall be binding upon any entity succeeding to the Corporation by merger, consolidation, or acquisition of all or substantially all of the Corporation's assets.

      F. Stockholder Approval; Special Meeting of Stockholders. Promptly following the Issue Date, the Corporation and its Board of Directors shall (i) prepare proxy materials and solicit proxies requesting Stockholder Approval,
(ii) call a special meeting (the "SPECIAL MEETING") of the Corporation's stockholders (which shall be held no later than August 1, 2005, subject to any delay caused solely by the SEC's review of the preliminary proxy statement relating thereto) for the purpose of obtaining Stockholder Approval, (iii) recommend that the Corporation's stockholders vote in favor of such approval, and (iv) otherwise use commercially reasonable best efforts to obtain Stockholder Approval. If Stockholder Approval is not obtained at the Special Meeting, the Corporation and its Board of Directors shall continue to use commercially reasonable best efforts to obtain Stockholder Approval until Stockholder Approval is obtained. A request for Stockholder Approval, unless the Board of Directors receives an opinion of counsel advising that such recommendation would constitute a breach of the Directors' fiduciary duties imposed by applicable law, shall include a recommendation that the Corporation's stockholders vote in favor of such approval. All expenses related to the solicitation of proxies with respect to, or otherwise incurred in connection with, obtaining Stockholder Approval shall be borne by the Corporation. "STOCKHOLDER APPROVAL" means the affirmative vote by the holders of the requisite number of votes cast at a meeting of stockholders to duly and validly approve (i) the issuance of Series C-1 Warrants and Series C-2 Warrants upon exchange of this Note in accordance with the terms hereof and (ii) any other matter that the Borrower and Holder shall agree in writing to submit to the stockholders for approval in connection with the issuance of this Note and related transactions.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

      A. Events of Default. In the event (each of the events described in clauses (i)-(vii) below after expiration of the applicable cure period (if any) being an "EVENT OF DEFAULT"):

            (i) the Corporation fails to pay the principal hereof, and/or the accrued and unpaid interest thereon, when due, whether at maturity, upon acceleration or otherwise;

            (ii) except with respect to matters covered by subparagraph (i) above, as to which such subparagraph shall apply, the Corporation otherwise shall breach any material term hereunder or under the other Note Transaction Documents, including, without limitation, the representations and warranties contained therein (i.e., in the event of a material breach as of the date such representation and warranty was made) and if such breach is curable, shall fail to cure such breach within 10 business days after the Corporation has been notified thereof in writing by the Holder;

            (iii) the Corporation shall:

                  (a) sell, convey or dispose of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Corporation);

                  (b) merge, consolidate or engage in any other business combination with any other entity (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation and other than pursuant to a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged) provided that such merger, consolidation or business combination is required to be reported by the Corporation on a Current Report pursuant to Item 1 of Form 8-K, or any successor form;

                  (c) either (i) fail to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness of the Corporation in excess of $250,000 due to any third party, other than payments contested by the Corporation in good faith, or otherwise breach or violate any agreement for monies owed or owing in an amount in excess of $250,000 which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other default or event of default under any agreement binding the Corporation which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects or financial condition of the Corporation;

                  (d) on or prior to the second anniversary of the Issue Date, issue or agree to issue any future equity or equity-linked securities or debt which is convertible into equity or in which there is an equity component, except for any Excluded Issuance (as such term is defined in the Series B Certificate of Designations);

                  (e) fail to issue the Warrants in exchange for this Note as required hereunder;

            (iv) the Corporation or any subsidiary of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed;

            (v) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation, and if instituted against the Corporation or any subsidiary of the Corporation by a third party, shall not be dismissed within 60 days of their initiation, or

            (vi) a Redemption Event (as such term is defined in the Series B Certificate of Designations) shall occur and be continuing under the Series B Certificate of Designations,

            (vii) an Event of Default (as such term is defined in the applicable Note Transaction Document) shall occur and be continuing under any other Note Transaction Document,

then, upon the occurrence of any such Event of Default, at the option of each Holder, exercisable in whole or in part at any time and from time to time by delivery of a Default Notice (as defined in paragraph C below) to the Corporation while such Event of Default continues, the Corporation shall pay the Holders (and upon the occurrence of an Event of Default specified in subparagraphs (iv) and (v) of this paragraph A, the Corporation shall be required to pay the Holders), in satisfaction of its obligation to pay the outstanding principal amount of the Notes and accrued and unpaid interest thereon, an amount equal to the Default Amount (as defined in paragraph B below) and such Default Amount, together with all other ancillary amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which are hereby expressly waived, together with all costs, including, without limitation, legal fees and expenses of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. For the avoidance of doubt, the occurrence of any event described in clauses (i), (iii), (iv), (v), (vi) and (vii) above shall immediately constitute an Event of Default and there shall be no cure period. Upon the Corporation's receipt of any Default Notice hereunder, the Corporation shall immediately (and in any event within one business day following such receipt) deliver a written notice (a "DEFAULT ANNOUNCEMENT") to all Holders of the Notes stating the date upon which the Corporation received such Default Notice and the amount of the Notes covered thereby. Following the delivery of a Default Announcement hereunder, at any time and from time to time, each Holder of the Notes may request (either orally or in writing) information from the Corporation with respect to the instant default (including, but not limited to, the aggregate principal amount outstanding of Notes covered by Default Notices received by the Corporation) and the Corporation shall furnish (either orally or in writing) as soon as practicable such requested information to such requesting Holder.

      B. Definition of Default Amount. The "DEFAULT AMOUNT" with respect to a Note means an amount equal to the aggregate principal amount outstanding of the Notes being paid plus all accrued and unpaid interest thereon through the payment date.

      C. Failure to Pay Default Amounts. If the Corporation fails to pay any Holder the Default Amount with respect to any Note within five business days after its receipt of a notice requiring such repayment (a "DEFAULT NOTICE"), then the Holder of any Note delivering such Default Notice shall be entitled to interest on the Default Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the date on which the Corporation receives the Default Notice until the date of payment of the Default Amount hereunder. In the event the Corporation is not able to repay all of the outstanding Notes subject to Default Notices delivered prior to the date upon which such repayment is to be effected, the Corporation shall repay the outstanding Notes from each Holder pro rata, based on the total amounts due on the Notes at the time of repayment included by such Holder in all Default Notices delivered prior to the date upon which such repayment is to be effected relative to the total amounts due under the Notes at the time of repayment included in all of the Default Notices delivered prior to the date upon which such repayment is to be effected.

                                  ARTICLE VII

                             [INTENTIONALLY OMITTED]

                                  ARTICLE VIII

                                 CONSENT RIGHTS

      Until the Scheduled Maturity Date or earlier cancellation of this Note, the Corporation shall not, in each case without first obtaining the written consent of the holder of this Note:

      A. redeem, or declare or pay any dividends (whether in cash or stock), or otherwise make any distributions with respect to any class or series of capital stock of the Corporation, except for dividends and distributions payable solely in the capital stock of the Corporation, (ii) prepay any outstanding indebtedness of the Corporation, or (iii) create or sell any securities that rank senior to or pari passu with the Note.

      B.    amend its certificate of incorporation or bylaws;

      C. sell all or substantially all of its assets or stock, or consolidate or merge with another entity;

      D.    enter into or permit to occur any Corporate Change transaction;

      E. sell, transfer or encumber technology, other than licenses granted in the ordinary course of business;

      F.    liquidate, dissolve, recapitalize or reorganize;

      G. make any Dilutive Issuance (as defined in the Company's Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock or the Company's Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock);

      H. enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions; or

      I. cause or authorize any subsidiary of the Corporation to engage in any of the foregoing actions.

                                   ARTICLE IX

                       EXCHANGE RIGHT IN FUTURE FINANCINGS

      If and when the Company completes an offering of (i) equity or equity-linked securities, or (ii) debt that is convertible into equity or in which there is an equity component ("ADDITIONAL SECURITIES"), the Company shall offer a number of such Additional Securities to the holder in accordance with the following provisions:

      A. Prior to the closing of the offering, the Company shall deliver a notice (the "NOTICE") to the holder stating (A) its bona fide intention to offer such Additional Securities, (B) the number of such Additional Securities to be offered, (C) the price and terms, if any, upon which it proposes to offer such Additional Securities, and (D) the anticipated closing date of the sale of such Additional Securities.

      B. By written notification received by the Company within five (5) trading days after giving of the Notice, the holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Additional Securities that have a total purchase price equal to the principal amount of the Note; provided, however, that any holder of this Note who elects to purchase Additional Securities pursuant to this Article IX shall be required to surrender to the Company the Note, plus all accrued interest hereon, and the Company shall accept such Note as payment in full for such Additional Securities.

      C.    The rights set forth in this Article IX shall not be applicable to
(A) the issuance or sale of shares of Common Stock (or options therefor) to employees, officers, directors, or consultants of the Company for the primary purpose of soliciting or retaining their employment or service pursuant to a stock option plan (or similar equity incentive plan) approved in good faith by the Board of Directors, (B) the issuance of Common Stock in connection with a bona fide underwritten public offering at an offering price per share (prior to underwriter's commissions and discounts) of not less than 200% of the Conversion Price of the Series A Preferred Stock (if outstanding) or the Series B Preferred Stock (if outstanding) (as adjusted to reflect any stock dividends, distributions, combinations, reclassifications and other similar transactions effected by the Company in respect to its Common Stock) that results in total proceeds to the Company of at least $25,000,000, (C) the issuance or sale of the Series B Preferred Stock, the Warrants, or the shares of Common Stock issuable upon conversion and exercise thereof, (D) the issuance of securities in connection with mergers, acquisitions, strategic business partnerships or joint ventures approved by the Board of Directors and the primary purpose of which, in the reasonable judgment of the Board of Directors, is not to raise additional capital or (E) any issuance of securities as to which the holder shall have executed a written waiver of the rights contained in this Article IX.

      D. The rights set forth in this Article IX may not be assigned or transferred.

      E. The provisions of this Article IX shall be of no further force or effect upon the consummation of any transaction (other than those transactions contemplated by the Securities Purchase Agreement entered into as of the date hereof by and among the Company and the initial holders of the Series B Preferred Stock) resulting in the issuance of the Company's Common Stock in connection with a bona fide offering at an offering price per share (prior to any underwriter's commissions and discounts) of not less than $3.10 (as adjusted to reflect any stock dividends, distributions, combinations, reclassifications and other similar transactions effected by the Company in respect to its Common Stock) that results in total net proceeds to the Company of at least $25,000,000.

                                   ARTICLE X

                                  MISCELLANEOUS

      A. Failure or Indulgency Not Waiver. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

      B. Notices. Any notices required or permitted to be given under the terms of this Note shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Corporation:

                  Remote Dynamics, Inc.
                  1155 Kas Drive, Suite 100
                  Richardson, TX 75081-1999
                  Telephone: (972) 301-2733
                  Facsimile:  (972) 301-2263
                  Attention:  J. Raymond Bilbao, Esquire
                  with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:

                  Locke Liddell & Sapp LLP
                  2200 Ross Avenue, Suite 2200
                  Dallas, TX 75201-6776
                  Telephone: (214) 740-8570
                  Facsimile:  (214) 756-8570
                  Attention:  Stephen L. Sapp, Esquire

      If to the Holder, to the address set forth under such Holder's name on the signature page to the Exchange Agreement executed by such Holder. Each party shall provide notice to the other parties of any change in address or the address of any transferee of the Note.

      C. Amendment Provision. This Note and any provision hereof may be amended only by an instrument in writing signed by the Corporation and the Holders of a majority of the then outstanding principal amount of the Notes.

      D. Assignability. This Note shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. Notwithstanding anything to the contrary contained in this Note or the Note Transaction Documents, this Note may be pledged and all rights of the Holder under this Note may be assigned to any affiliate or to any other person or entity without the consent of the Corporation.

      E. Cost of Collection. If an Event of Default occurs hereunder, the Corporation shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

      F. Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Corporation irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the State of Delaware in any suit or proceeding based on or arising under this Note and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Corporation irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Corporation further agrees that service of process upon the Corporation mailed by first class mail shall be deemed in every respect effective service of process upon the Corporation in any such suit or proceeding. Nothing herein shall affect the right of any Holder to serve process in any other manner permitted by law. The Corporation agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

      G. Denominations. At the request of the Holder, upon surrender of this Note, the Corporation shall promptly issue new Notes in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $25,000 as the Holder shall request.

      H. Lost or Stolen Notes. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Note and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of any Note, the Corporation shall execute and deliver a new Note of like tenor and date.

      I. Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to a Holder under the Notes (whether a Default Amount or upon prepayment, repayment or otherwise), such cash payment shall be made in U.S. dollars to the Holder within five business days after delivery by such Holder of a notice specifying that the Holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five business day period, such Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law until such amount is paid in full to the Holder.

      J.    Status as Note Holder. Upon an exchange of this Note for Warrants,
(i) the principal amount of the Notes (but none of the accrued and unpaid interest thereon) shall be deemed converted into Warrants as of the Exchange Date and (ii) the Holder's rights as a Holder of such Notes shall cease and terminate, excepting only the right (A) to receive the Warrants and (B) to exercise any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of the Notes.

      K. Remedies Cumulative. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Note. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Notes and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the Holders of the Notes shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

      L. Business Day. For purposes of this Note, the term "BUSINESS DAY" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of Delaware are authorized or obligated by law, regulation or executive order to close. If any payment to be made hereunder shall be stated to be or become due on a day which is not a business day, such payment shall be made on the next following business day and such extension of time shall be included in computing interest in connection with such payment.

      M. Certain Waivers. Borrower and each endorser hereby waive presentment, notice of nonpayment or dishonor, protest, notice of protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note, and hereby waive all notice or right of approval of any extensions, renewals, modifications or forbearances which may be allowed.

      N. JURY TRIAL WAIVER. BORROWER HEREBY WAIVES, AND HOLDER BY ITS ACCEPTANCE HEREOF THEREBY WAIVES, TRIAL BY JURY IN ANY LEGAL

PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER TO ACCEPT AND RELY UPON THIS NOTE.

      O. Severability. If any provision of this Note shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Note.

      P. Maximum Interest Rate. If the effective interest rate on this Note would otherwise violate any applicable usury law, then the interest rate shall be reduced to the maximum permissible rate and any payment received by the Holder in excess of the maximum permissible rate shall be treated as a prepayment of the principal of this Note.

               [Remainder of this page intentionally left blank.]

      IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the date first written above.

                               REMOTE DYNAMICS, INC.

                               By: /s/ W. Michael Smith
                                   --------------------
                                   Name: W. Michael Smith
                                   Title: Chief Operating Officer

                  [Signature page to Secured Promissory Note.]

                                    EXHIBIT A

                           FORM OF SERIES C-1 WARRANT

                                    EXHIBIT B

                           FORM OF SERIES C-2 WARRANT

                                     - 15 -